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                                                                    Exhibit 99.2

[LOGO] INSITE VISION

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COMPANY CONTACTS:                   INVESTOR CONTACTS:                     MEDIA CONTACTS:
-----------------                   ------------------                     ---------------
InSite Vision Incorporated          Lippert/Heilshorn & Associates, Inc.   Lippert/Heilshorn & Associates, Inc.
S. Kumar Chandrasekaran, CEO        Bruce Voss (bvoss@lhai.com)            Chenoa Taitt (ctaitt@lhai.com)
Sandra Heine, Director of Finance   Jody Cain (jcain@lhai.com)             Michael Hopkins (mhopkins@lhai.com)
(510) 865-8800                      (310) 691-7100                         (212) 838-3777
www.insitevision.com                www.lhai.com                           www.lhai.com
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                       INSITE VISION OBTAINS FIRST TRANCHE
                      OF UP TO $1 MILLION INTERIM FINANCING

ALAMEDA, Calif. (September 23, 2003) - InSite Vision Incorporated (AMEX: ISV) - an ophthalmic therapeutics, diagnostics and drug-delivery company - today announced that it has obtained the first $500,000 tranche of up to a potential total of $1 million in interim financing from a private investment fund. J.P. Turner & Company, LLC served as the financial representative for this financing.

The interim financing was raised through the assumption of redeembable debentures. Proceeds from this financing will be used to fund InSite Vision's general working capital requirements while the Company pursues a licensing agreement and/or additional financing. There can be no assurance that InSite Vision will be successful in obtaining additional investments.

InSite Vision is an ophthalmic products company focused on glaucoma, ocular infections and retinal diseases. In the area of glaucoma, the Company conducts genomic research using TIGR and other genes. A portion of this research has been incorporated into the Company's OcuGene(R) glaucoma genetic test for disease management, as well as ISV-205, its novel glaucoma therapeutic. ISV-205 uses InSite Vision's proprietary DuraSite(R) drug-delivery technology, which also is incorporated into the ocular infection products ISV-401 and ISV-403, and InSite Vision's retinal disease program. Additional information can be found at www.insitevision.com.

InSite Vision will file a current report on Form 8-K describing in greater detail the terms of this transaction and including the transaction documents as exhibits.

This press release may contain among other things certain statements of a forward-looking nature relating to future events or the future business performance of InSite Vision. Such statements entail a number of risks and uncertainties, including but not limited to: Insite Vision's immediate need for significant additional funding to continue its operations; InSite's ability to obtain additional investment pursuant to the terms of the debentures, effects of its expense control activities on its operations and product development, its ability to obtain regulatory approval and market acceptance of its products, including ISV-403, OcuGene, ISV-401 and ISV-205; its ability to maintain and develop additional collaborations and commercial agreements with corporate partners, including those with respect to ISV-403, ISV-401 and ISV-205; its reliance on third parties for the development, marketing and sale of its products; and the initiation and results of preclinical and clinical studies, its ability to adequately protect its intellectual property and; determinations by the U.S. Food and Drug Administration, including

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those with respect to ISV-403, OcuGene, ISV-401 and ISV-205. Reference is made to the discussion of risk factors detailed in InSite Vision's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the 2002 fiscal year and quarterly reports on Form 10-Q. Any projections in this release are based on limited information currently available to InSite Vision, which is subject to change. Although any such projections and the factors influencing them will likely change, InSite Vision undertakes no obligation to update the information. Such information speaks only as of the date of this release. Actual events or results could differ materially and no reader of this release should assume later that the information provided today is still valid.

Note to Editors: OcuGene is written with a "small cap" G; if doing so is not possible, please use an upper case G. InSite Vision Incorporated, InSite Vision, DuraSite and OcuGene are trademarks of InSite Vision Incorporated. Other trademarks that may be mentioned in this release are the intellectual property of their respective owners.

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